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                                  Exhibit 4.3

                RF Power Products, Inc. 1992 Stock Option Plan
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As Amended 4/25/97


                            RF POWER PRODUCTS, INC.


                            1992 STOCK OPTION PLAN
                            ----------------------




          1.  Purpose.  RF Power Products, Inc. (the "Company") hereby adopts
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the RF Power Products, Inc. 1992 Stock Option Plan (the "Plan").  The Plan is
intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors), consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock").

          2.  Definitions.  Unless the context clearly indicates otherwise, the
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following terms shall have the following meanings:

          (a) "Affiliate" means a corporation which is a
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parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

               (b) "Board of Directors" means the Board of Directors of the Company.

               (c) "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the members of the Board of Directors who are not eligible to receive Options under the Plan or a committee designated by the Board of Directors as described in Section 3 of the Plan.

               (f) "Company" means RF Power Products, Inc., a New Jersey corporation.

               (g) "Disability" shall have the meaning set forth in section 22(e)(3) of the Code.

               (h) "Fair Market Value" shall have the meaning set forth in
Section 8(b) of the Plan.

               (i) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422(b) of the Code.

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               (j) "Non-qualified Stock Option" means an Option granted under the plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of section 422(b) of the Code.

               (k) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

               (l) "Optionee" means a person to whom an option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

               (m) "Option Document" means the document described in Section 8 which sets forth the terms and conditions of each grant of Options.

               (n) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to subsection 8(b).

               (o) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

          3.  Administration of the Plan.  The Plan shall be administered by a
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committee composed of two or more of the members of the Company's Board of
Directors who are not eligible to receive Options under the Plan; however, the Board may designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its

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directors who are not eligible to receive Options under the Plan to operate and administer the Plan with respect to each person who is a "Principal Officer"
(as defined below), and the other such committee composed of two or more directors (which may include directors who are also employees, consultants or advisors of the Company) to operate and administer the Plan with respect to each person other than a "Principal Officer." Any of such committees designated by the Board of Directors is referred to as the "Committee." As used herein, the term "Principal Officer" means a person who is an "officer" of the Company, within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation.

          (a) Meetings. The Committee shall hold meetings at such times and
              --------
places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

          (b) Grants.  The Committee shall from time to time at its discretion
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direct the Company to grant Options pursuant to the terms of the Plan. The
Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii)approve the form and terms and

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conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.


         (c) Exculpation.  No member of the Committee shall be personally
             -----------
liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office within the meaning of Chapter 6 of the Business Corporation Act of New Jersey, New Jersey Revised Statutes Title 14A, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.


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         (d) Indemnification.  Service on the Committee shall constitute
             ---------------
service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

          4.  Grants under the Plan.  Grants under the Plan may be in the form
              ---------------------
of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

          5.  Eligibility.  All employees (including employees who are members
              -----------
of the Board of Directors of the Company or its Affiliates), consultants and advisors of the Company or its Affiliates shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or advisor of the Company or its Affiliates.

          6.  Shares Subject to Plan.  Prior to November 30,
              ----------------------

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1996, the aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 1,200,000. On and after November 30, 1996, subject to stockholder approval at the 1997 Annual Stockholders Meeting, the aggregate number of Shares which may be issued pursuant to the Plan is (i) 1,200,000 Shares, plus (ii) an amount equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year ended November 30, 1996, plus (iii) additional amounts equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of each succeeding fiscal year, such amounts to be added at the end of each such year. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of an Option granted pursuant to the Plan.

          7.  Term of the Plan.  The Plan is effective as of July 10, 1992, the
               ----------------
date on which it was adopted by the Board of Directors, subject to the approval of the Plan on or before July 10, 1993, by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting, or by consent

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in writing of shareholders representing a majority of all outstanding voting stock of the Company. No Option may be granted under the Plan after July 10, 2002. No Option granted pursuant to the Plan may be exercised before the Plan is so approved by the Company's shareholders. If the Plan is not so approved on or before July 10, 1993, all Options granted under the Plan shall be null and void.

          8.  Option Documents and Terms.  Each Option granted under the Plan
               --------------------------
shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

               (a) Number of Option Shares.  Each Option Document shall state
                   -----------------------
the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.



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               (b) Option Price.  Each Option Document shall state the Option
                   -------------
Price which, for all ISOs, Shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Shares are not so listed or included, the mean between the last reported "bid" and "asked" prices thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

               (c) Exercise.  No Option shall be deemed to have
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been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed

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pending (i) registration under federal or state securities laws, (ii) the receipt of an opinion that an appropriate exemption from such registration is available, (iii) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 8(c) has occurred.

          (d) Medium of Payment.  An Optionee shall pay for Shares (i) in cash,
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(ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or

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relevant portion thereof) with respect to which such Option to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

               (e)  Termination of Options.

                    (i) No Option shall be exercisable after the first to occur of the following:

                        (A) Expiration of the Option term specified in the Option Document, which for an ISO shall not exceed (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;


                        (B) The date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in subsection 8(e)(i)(D) or Section 9 below;

                        (C) Expiration of one year from the date the Optionee's employment or service with the Company or its


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Affiliates terminates due to the Optionee's Disability or death;

                          (D) A finding by the Committee, after full
consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or Service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or Service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

                          (E) The date, if any, set by the Board of Directors as
an accelerated expiration date pursuant to Section 9 hereof.

                (ii) Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of

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the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this subsection 8(e)(ii) that would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                          (A) Transfers.  No Option granted under the Plan may
                              ---------
be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                          (B) Holding Period.  No Option granted under the Plan
                              --------------
may be exercised unless such period of time as may be specified in the Option Documents has elapsed from the date of grant.

                          (C) Limitation on ISO Grants.  No ISO shall be granted
                              ------------------------
if, for any calendar year during which such ISO may be exercised, the Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which such ISO is exercisable for the first time by the Optionee, plus the aggregate Fair Market Value (determined at such time) of any Shares with respect to which any other incentive stock option of

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the Company or its Affiliates are exercisable for the first time by the
Optionee, exceeds $100,000.

                  (D) Other Provisions. The Option Documents shall contain such
                      ----------------
other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (E) Amendment. The Committee shall have the right to amend
                      ---------
Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 9 of the Plan.

          9.  Change of Control.  In the event of a Change of Control, the
              -----------------
Committee may take whatever action with respect to the Options outstanding it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in the respective Option Documents.

          A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date

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the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock or other common voting stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and if applicable voting securities) is to be held in the same proportion as such holders' ownership of Common Stock or other common voting stock of the Company immediately before the merger

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or consolidation, or (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, outstanding shares of the Company's voting stock representing more than fifty percent (50%) of the voting power of all of the Company's outstanding voting stock.

                10.  Adjustments on Changes in Capitalization. The aggregate
                     ----------------------------------------
number of Shares and class of shares as to which Options may be granted hereunder, and the Option Price, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and

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any such determination by the Committee shall be final, binding and conclusive;
provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 9 hereof.


          11.  Amendment of the Plan.  The Board of Directors of the Company may
               ---------------------
amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, in each case without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

          12.  No Commitment to Retain.  The grant of an Option pursuant to the
               -----------------------
Plan shall not be construed to imply or to

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constitute evidence of any agreement,express or implied, on the part of the
Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

          13.  Withholding of Taxes.  Whenever the Company proposes or is
               --------------------
required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for each Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

          14.  Interpretation.  The Plan is intended to enable transactions
               --------------
under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the

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discretion of the Board of Directors.

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